Exhibit 99.2

CASH AMERICA INTERNATIONAL, INC. 1600 WEST 7TH STREET FORT WORTH, TX 76102

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Cash America International, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON

You may vote in person by attending the Special Meeting. If the shares are held in street name, you will need to obtain a legal proxy from your broker, bank, trustee or nominee giving you the right to vote the shares in person at the Special Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E12755-S48671	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CASH AMERICA INTERNATIONAL, INC.

The Board of Directors recommends you vote “FOR” proposals 1, 2 and 3:					For	Against	Abstain

1.     To approve the Agreement and Plan of Merger, dated as of April 28, 2016 (the “merger agreement”), by and among First Cash Financial Services, Inc. (“First Cash”), Cash America International, Inc. (“Cash America”) and Frontier Merger Sub LLC, a wholly owned subsidiary of First Cash, with respect to an all-stock, merger of equals transaction (the “merger”).

					☐	☐	☐

2. To approve, on a non-binding advisory basis, specific compensatory arrangements relating to the merger between Cash America and its named executive officers.					☐	☐	☐

3. To approve any motion to adjourn the Cash America special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the merger agreement.					☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

For address changes/comments, mark here (see reverse for instructions).			☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

For directions to the Special Meeting of Shareholders, which will be held at 1600 West 7th Street,

Fort Worth, Texas 76102, please contact our corporate office at (800) 223-8738.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders

to be held on August 31, 2016:

The Cash America International, Inc. Notice of Meeting and Proxy Statement is available at www.proxyvote.com.

Notice to employees participating in our 401(k) plan:

If shares are held through our 401(k) plan, please note that you must submit voting instructions no later than August 26, 2016 at 11:59 p.m. Eastern Daylight Time in order for the 401(k) plan shares to be voted by the trustee of our 401(k) plan at the Special Meeting of Shareholders in accordance with your instructions. If your voting instructions are not received by August 26, 2016 at 11:59 p.m. Eastern Daylight Time, the 401(k) plan shares will be voted in the same proportion as shares for which the trustee of our 401(k) plan has received instructions.

E12756-S48671

CASH AMERICA INTERNATIONAL, INC.

Proxy Solicited on Behalf of the Board of Directors of Cash America International, Inc. for the Special Meeting of Shareholders to be held at 10:00 a.m. Central Daylight Time, August 31, 2016

The undersigned hereby constitutes and appoints Daniel R. Feehan, T. Brent Stuart and J. Curtis Linscott, and each of them, as the undersigned’s true and lawful attorneys and proxies, with full power of substitution, to represent the undersigned, with all powers the undersigned would possess if personally present to vote at the Special Meeting of Shareholders of Cash America International, Inc., to be held at 1600 West 7th Street, Fort Worth, Texas 76102, on August 31, 2016, and at any adjournment thereof, all the stock of Cash America International, Inc. standing in the undersigned’s name as of the record date of July 29, 2016, on all matters coming before said meeting.

This proxy, when properly executed, will be voted as directed by the undersigned. If no such directions are made, this proxy will be voted in accordance with the Board of Directors’ recommendations (see reverse side). In their discretion, Messrs. Feehan, Stuart and Linscott are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side